                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant                                                      [X]

Filed by a party other than the Registrant                                   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                        PRINCETON NATIONAL BANCORP, INC.
                (Name of Registrant as Specified in Its Charter)

         ______________________________________________________________
                   (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ______________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
          ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction: _____________________

     (5)  Total fee paid: ______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

     Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ______________________________________________

     (2)  Form, Schedule or Registration Statement: ____________________________

     (3)  Filing Party: ________________________________________________________

     (4)  Date Filed: __________________________________________________________

                     (PRINCETON NATIONAL BANCORP, INC. LOGO)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 2007

Dear Stockholder:

     The Annual Meeting of Stockholders of Princeton National Bancorp, Inc., a Delaware corporation, will be held at The Galleria, 1659 North Main Street, Princeton, Illinois, on Tuesday, April 24 2007 at 10:00 a.m., for the purpose of considering and voting upon:

     (1)  the election of five directors for a term of three years;

     (2) a proposal for the adoption of the Princeton National Bancorp, Inc. 2007 Stock Option Plan; and

     (3) such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 26, 2007 will be entitled to notice of, and to vote at, the meeting.

     The Company's Annual Report to Stockholders for the year ended December 31, 2006 is enclosed.

IMPORTANT! TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF THE PROXY IS MAILED IN THE UNITED STATES.


                                        /s/ Lou Ann Birkey
                                        ----------------------------------------
                                        Lou Ann Birkey
                                        Vice President - Investor Relations and
                                        Corporate Secretary

March 14, 2007

                     (PRINCETON NATIONAL BANCORP, INC. LOGO)

                                 PROXY STATEMENT

                                 March 14, 2007

     This Proxy Statement and the accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Princeton National Bancorp, Inc. (the "Company") (NASDAQ: PNBC) from holders of the Company's outstanding shares of common stock, par value $5.00 per share (the "Common Stock"), for use at the 2006 Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 24, 2007 at 10:00 a.m. at The Galleria Convention Center, 1659 North Main Street, Princeton, Illinois, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting and in this Proxy Statement. The Company will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone or in person. This Proxy Statement and proxy are first being mailed to the Company's stockholders on or about March 14, 2007.

VOTING AT THE ANNUAL MEETING

     The close of business on February 26, 2007 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on that date, 3,341,410 shares of Common Stock were outstanding and are entitled to vote at the Annual Meeting.

     Each proxy that is properly voted, signed and received prior to the Annual Meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy. If no instructions are indicated, proxies will be voted "FOR" the approval of the proposals described in this Proxy Statement and "FOR" the election of all nominees named in the Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. Any stockholder has the right to revoke a proxy at any time prior to its exercise at the Annual Meeting. A proxy may be revoked by properly executing and submitting to the Company a later-dated proxy or by mailing written notice of revocation to Princeton National Bancorp, Inc., 606 South Main Street, Princeton, Illinois 61356, Attention: Lou Ann Birkey, Vice President - Investor Relations and Corporate Secretary. A stockholder may also revoke a proxy by appearing at the Annual Meeting and voting in person. Proxies are valid only for the meeting specified therein or any adjournment of such meeting.

     A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the judges of election appointed for the meeting. The judges will determine whether a quorum is present and, for purposes of determining the presence of a quorum, will treat abstentions as shares that are present and entitled to vote. Under certain circumstances, a broker or other nominee may have discretionary authority to vote shares of Common Stock, if instructions have not been received from the beneficial owner or other person entitled to vote. If a broker or other nominee indicates on the proxy that it does not have instructions or discretionary authority to vote certain shares of Common Stock on a particular matter (a "broker non-vote"), those shares will be considered as present for purposes of determining whether a quorum is present, but will not have the effect of votes for or against any proposal.

     Under Proposal 1, the five nominees for director who receive the greatest number of votes cast in person or by proxy at the Annual Meeting shall be elected directors of the Company. Proposal 2 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting. Broker non-votes are not "entitled to vote" and will not affect the outcome on Proposal 2. However, abstentions have the effect as votes "against" the approval of Proposal 2.

     Shares of Common Stock of the Company will be voted as specified. If no specification is made, shares will be voted FOR the nominees for director named below and FOR the approval of Proposal 2, and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matters which may properly come before the meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Company's Board of Directors is currently comprised of twelve directors who are divided into three classes. One class is elected each year for a three-year term. At the Annual Meeting, Ms. Covert and Messrs. Becker, Janko, Lee and Samet will be nominated to serve in Class III until the Annual Meeting of Stockholders to be held in 2010 and until their successors have been duly elected and qualified.

     All of the nominees are currently serving as directors of the Company. Each of the nominees has agreed to serve as a director, if elected, and the Company has no reason to believe that any nominee will be unable to serve. In the event of the refusal or inability of any nominee for director of the Company to serve as a director, the persons named in the accompanying form of proxy shall vote such proxies for such other person or persons as may be nominated as directors by the Board of Directors of the Company, unless the number of directors shall have been reduced by the Board.

     All of the nominees and directors continuing in office also served on the Board of Directors of the Company's wholly-owned subsidiary, Citizens First National Bank ("Citizens Bank") during 2006, except for Ms. Covert and Messrs. Ernat, Lee, and Janko.

     The Board of Directors unanimously recommends that stockholders vote "FOR" the election of the five nominees listed on the next page:

   NAME AND AGE AT      POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND
  DECEMBER 31, 2006     DIRECTORSHIP
  -----------------     --------------------------------------------------------
                           CLASS III DIRECTORS - NOMINEES FOR THREE YEAR TERMS
                                            EXPIRING IN 2010

Daryl Becker, 69        Director since 2002. Owner of Beck Oil Company. Also a
                        member of the Company's Audit Committee.

Sharon L. Covert, 63    Director since 2001. Secretary/Treasurer of Covert
                        Farms, Inc., a farming operation.

Mark Janko, 51          Director since 2002. Owner and President of Janko Realty
                        and Development, a real estate development company.

Willard Lee, 77         Director since August 2005 when PNBC acquired Somonauk
                        FSB Bancorp, Inc. Retired President of Somonauk FSB
                        Bancorp, Inc. and Farmers State Bank.

Stephen W. Samet, 61    Director since 1986. President and General Manager of
                        WZOE, Inc., a commercial radio broadcasting company.
                        Also a member of the Company's Audit and Executive
                        Committees.

                                CLASS I DIRECTORS - TERMS EXPIRE IN 2008

Donald E. Grubb, 66     Director since 1991. President of Grubb Farms, Inc., a
                        farming operation. Also a member of the Company's
                        Executive Committee.

Ervin I. Pietsch, 65    Director since 1994. Retired Vice President, Ideal
                        Industries, Inc., a manufacturer of electrical test
                        equipment.

Craig O. Wesner, 65     Director since 1997. Retired General Manager of Ag View
                        FS, Inc., a farm supply cooperative. Also a member of
                        the Company's Executive Committee.

                                CLASS II DIRECTORS - TERMS EXPIRE IN 2009

Gary C. Bruce, 54       Director since 2001. Owner of Bruce Jewelers. Also a
                        member of the Company's Audit Committee.

John R. Ernat, 58       Director since 1994. Partner in I. Ernat & Sons, a
                        farming operation.

Thomas M. Longman, 55   Director since 1991. President of DBP, Inc., a supplier
                        of business forms and office products.

Tony J. Sorcic, 53      Director since 1986. President and Chief Executive
                        Officer of the Company since January 1997. Also a member
                        of the Executive Committee. President and Chief
                        Executive Officer of Citizens First National Bank since
                        1995.

                                   PROPOSAL 2

                    APPROVAL OF 2007 STOCK COMPENSATION PLAN

BACKGROUND

     The Board of Directors of the Company adopted the Plan January 29, 2007, subject to the approval of the Plan by the stockholders at the Annual Meeting. Stock options and restricted stock shares may be granted under the Plan on and after the effective date, provided that the stockholders approve the Plan. Awards of incentive stock options may not be granted after January 29, 2017. The discussion which follows is qualified in its entirety by reference to the Plan, a copy of which is attached to the Proxy Statement as Appendix A.

     The aggregate number of shares of the Company's common stock that may be issued and outstanding pursuant to the exercise of options or the grant of restricted stock under the Plan (the "Stock Pool") will not exceed 300,000 shares. Shares of the Company's common stock which would have been issued pursuant to the exercise of a stock option, but are withheld as payment of the option price, may be added back into the Stock Pool and reissued. Common shares covered by terminated and expired options and forfeited options or restricted stock shares may also be added back to the Stock Pool. In the event of any change in the outstanding common shares of the Company as a result of a merger, reorganization, stock split, reverse stock split, stock dividend, recapitalization, combination, or reclassification, appropriate proportionate adjustments will be made to both the terms of the Plan and any awards granted under the Plan which are determined on a per share basis, including, but not limited to, the amount of common shares in the Stock Pool, the exercise price, and number of common shares associated with an outstanding option or restricted stock award. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of the Company's common stock or securities convertible into, or exchangeable for, shares of the Company's common stock.

PURPOSE AND ELIGIBILITY

     The purpose of the Plan is to advance the interests of the Company and its stockholders by helping the Company and its subsidiary attract and retain the services of highly-qualified employees, officers and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company. The Plan is also established with the objective of encouraging stock ownership by such employees, officers and directors and aligning their interests with those of the stockholders.

     The objectives of the Plan will be accomplished by the granting of stock options and restricted stock awards to selected key employees, officers and directors. Key employees and officers selected to participate in the Plan may be eligible for the grant of incentive stock options ("ISOs"), non-qualified stock options ("NSOs") and restricted stock awards. Directors who are not also employees of the Company shall only be eligible for the grant of NSOs and restricted stock awards.

     Eligible participants are defined in the Plan to mean employees, officers or directors of the Company or its subsidiaries. Eligible participants may be granted ISOs or NSOs under the Plan, if so selected by the Committee. Approximately 361 employees qualify as eligible participants at this time. The Committee currently anticipates that up to approximately 55 employees may be awarded stock option grants under the Plan in 2007. With respect to ISOs only, this definition does not include persons who have been on leave of absence for greater than 90 days, unless re-employment is guaranteed by law or contract.

EXISTING EQUITY COMPENSATION PLANS

     The Company currently maintains the Princeton National Bancorp, Inc. Stock Option Plan, which the Company's Board of Directors adopted on March 4, 1998 and the stockholders of the Company approved on April 14, 1998 and the Princeton National Bancorp, Inc. 2003 Stock Option Plan, which the Company's Board of Directors adopted on January 13, 2003 and the stockholders of the Company approved on April 29, 2003. Effective January 1,

1995, the Company also adopted the Princeton National Bancorp, Inc. Employee Stock Purchase Plan. The following table provides information regarding the number of shares of common stock subject to each of these plans as well as information regarding outstanding options to purchase the Company's common stock under the plans. EQUITY COMPENSATION PLAN INFORMATION (1)

                                                                                      NUMBER OF SECURITIES
                                                                                    REMAINING AVAILABLE FOR
                               NUMBER OF SECURITIES TO BE     WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                 ISSUED UPON EXERCISE OF      EXERCISE PRICE OF    EQUITY COMPENSATION PLANS
                                  OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES IN
                                   WARRANTS AND RIGHTS       WARRANTS AND RIGHTS          COLUMN (A))
        PLAN CATEGORY                      (A)                       (B)                      (C)
        -------------          --------------------------   --------------------   -------------------------
EQUITY COMPENSATION PLANS
   APPROVED BY SECURITY
   HOLDERS                               319,536                   $29.61                  12,523
EQUITY COMPENSATION PLANS
   NOT APPROVED BY SECURITY
   HOLDERS                                   N/A                      N/A                  16,189(2)
                                         -------                   ------                  ------
   TOTAL                                 319,536                   $29.61                  28,712
                                         =======                   ======                  ======

(1) This table does not include any shares which may become issuable under the 2007 Stock Compensation Plan following stockholder approval. The Board of Directors has not granted any options to purchase common stock under the 2007 Stock Compensation Plan.

(2) Represents shares issuable under the Company's Amended and Restated Employee Stock Purchase Plan (the "ESPP"). The ESPP is a broad-based plan which was originally adopted by the Company in October, 1994 and has been amended and restated to increase the number of shares issuable under the ESPP to the current maximum of 80,000 shares. Under the ESPP, eligible employees and directors may purchase Princeton common stock without incurring any brokerage commissions or service charges, using lump sum contributions and/or payroll deductions, in the case of employees.

ADMINISTRATION OF PLAN

     Except where the Directors' Personnel Policy and Salary Committee (the "Committee") of the Board of Directors of Citizens First National Bank (the "Bank") is comprised solely of Non-Employee Directors, with respect to persons subject to the short-swing profit liability provisions of Section 16 of the 1934 Act, the Board of Directors of the Company will administer the Plan. In all other cases, the Committee will administer the Plan, but may delegate such powers or duties to employees of the Company or its subsidiaries, as it deems appropriate. The Bank's Board of Directors, may from time to time, remove members from the Committee and appoint their successors.

     The Committee or the Board of Directors of the Company, as the case may be, will have full and final authority in its discretion, at any time subject only to the express terms, conditions and other provisions of the Company's articles of incorporation, bylaws and the Plan, and the specific limitations on such discretion set forth in the Plan:

1. to select and approve the persons to whom options will be granted under the Plan from among the eligible participants, including the number of options and the amount of common stock available for purchase under such options so granted to each person;

2. to determine the period or periods of time during which options may be exercised or become exercisable, the option price and the duration of such options, the date on which options are granted, and other matters to be determined by the Committee in connection with specific option grants and option agreements as specified under the Plan;

3. to select and approve the persons to whom restricted stock awards will be made under the Plan from among the eligible participants and the number of shares of restricted stock to be subject to each award;

4. to determine the period or periods of time during which restricted Stock awards may vest, the date on which restricted stock awards are granted, and other matters to be determined by the Committee in connection with specific restricted stock awards and restricted stock agreements as specified under the Plan; and

3. to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the operation and administration of the Plan.

     Except as otherwise provided in the Plan, the Committee will designate any option granted as either an ISO or as an NSO (as such terms are defined in the Plan). To the extent that the fair market value of common stock (as defined in the Plan), determined at the time the option is granted, with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to the Plan and all other plans of the Company and/or its subsidiaries) exceeds $100,000, such option will be treated as an NSO.

     Options and, unless otherwise determined by the Committee, restricted stock awards will be deemed granted under the Plan only upon the execution and delivery of an option agreement by the option holder and a duly-authorized officer of the Company. Options and restricted stock awards will not be deemed granted under the Plan merely upon the authorization of such grant by the Committee.

AMENDMENT AND TERMINATION

     The Committee may amend, and the Board of Directors of the Company may suspend or discontinue, the Plan at any time, provided that: (i) no such action may, without the approval of the stockholders of the Company, materially increase (other than by reason of an adjustment as discussed above) the maximum aggregate number of common stock shares issuable under the Plan, or increase the maximum total number of common stock shares issuable to an eligible participant under the Plan; (ii) no action of the Committee will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Committee specifically declares such action to be made for that purpose; and, (iii) no action of the Committee shall alter or impair any option or restricted stock award previously granted or awarded under the Plan without the consent of such affected option holder.

INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS

     The Plan authorizes the grant of both ISOs and NSOs, both of which are exercisable for shares of the Company's common stock. The price that an option holder must pay in order to exercise an option may be stated in terms of a fixed dollar amount, a percentage of fair market value at the time of the grant, or such other method as determined by the Committee in its discretion. In no event shall the option price for an ISO or an NSO be less than the fair market value per share of the Company's common stock on the date of the option grant. In the case of ISOs granted to persons possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Company and/or its subsidiaries, the option price will be no less than 110 percent of the fair market value per share of the Company's common stock on the date of the grant. The fair market value shall mean the average of the high and low prices reported for the market in which the shares of the Company's common stock are traded on the date of the grant or, if no trading occurred on that date, on the latest trading date prior to such date. An option holder may pay all or a portion of the option price, and/or the tax withholding liability, if applicable, by surrendering shares of Company common stock already owned or by withholding shares of common stock to be issued under the option being exercised, provided that, in the case of withholding shares of common stock to pay for all or a portion of the option price, the option holder attests to ownership of shares of Company common stock in a form acceptable to the Committee which shall include a statement that, at the time of exercise, the shares have been owned by the option holder for a period of 6 months (or such other period that the Committee determines appropriate). The option holder may also pay all or a portion of the option price and/or the tax withholding liability by irrevocably authorizing a third party to sell shares of the Company's common stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. To the extent that shares of common stock are sold by a third party as payment of all or a portion of the option price of an ISO, the sale will be treated as a disqualifying disposition, thus subjecting the exercise to immediate tax consequences. See "Certain Federal Income Tax Consequences" below.

     The period during which an option may be exercised shall be determined by the Committee at the time of the option grant and, for ISOs, may not extend more than ten years from the date of the grant, except in the case of ISOs granted to persons possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Company and/or its subsidiaries, in which case the option period will not exceed five years from the date of grant.

     To the extent not previously exercised, each ISO will terminate upon the expiration of the option period specified in the option agreement provided, however, that, subject to the discretion of the Committee, each ISO will terminate, if earlier: (i) immediately after the date that the option holder ceases to be an eligible participant for any reason other than death, disability, or retirement; (ii) three years after the date that the option holder ceases to be an eligible participant by reason of such person's death or disability; provided, however, that the ISO will convert to an NSO if exercised more than

12 months after death or disability; or (iii) three years after the option holder ceases to be an eligible participant by reason of such person's retirement, provided, however, that the ISO will convert to an NSO if exercised more than 3 months after retirement.

     To the extent not previously exercised, each NSO will terminate upon the expiration of the option period specified in the option agreement provided, however, that, subject to the discretion of the Committee, each NSO will terminate, if earlier: (i) immediately after the date that the option holder ceases to be an eligible participant for any reason other than death, disability or retirement; or (ii) three years after the date that the option holder ceases to be an eligible participant by reason of such person's death, disability or retirement.

RESTRICTED STOCK AWARDS

     The Plan authorizes the grant of restricted stock awards which award shares of Company common stock to the recipient. The recipient becomes vested and the shares of restricted stock become nonforfeitable pursuant to the terms and conditions of the restricted stock agreement. The Committee has the authority to establish the terms and conditions of restricted stock awards, including the period over which such awards will vest and become nonforfeitable. To the extent that an eligible participant has not become vested in shares of Company common stock subject to a restricted stock award prior to termination of employment, death or disability, the eligible participant, subject to the Committee's discretion, shall forfeit such shares.

TRANSFERABILITY; DIVIDEND AND VOTING RIGHTS; WITHHOLDING

     The terms of the Plan provide that ISOs are not transferable other than by will or the laws of descent and distribution. NSOs and shares of restricted stock may not be transferred other than by will, the laws of descent and distribution, or, at the discretion of the Committee, by direct gift to or for the benefit of the option holder's immediate family (including, without limitation, to a trust for the benefit of the option holder's immediate family or to a partnership or limited liability company for one or more members of the option holder's immediate family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the option prior to such transfer. The term "immediate family" means the option holder's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the option holder). Holders of ISOs or NSOs shall have no dividend rights or voting rights until the options have been exercised.

     The Plan provides that recipients of options and restricted stock awards pay all required local, state and federal withholding taxes associated with the exercise of such options or vesting in such restricted stock awards in cash unless the Committee, in its discretion, permits the option holder or restricted stockholder to pay such withholding liability by surrendering shares of the Company's common stock already owned, or by withholding shares of common stock issued pursuant to the option being exercised or the shares of restricted stock becoming vested.

CHANGE IN CONTROL

     In the event of a change in control of the corporation or a liquidation or dissolution of the Company, on the effective date of such change in control, all options shall become fully exercisable and eligible participants shall become vested in shares of restricted stock.

     For purposes of the Plan, a change of control of the Company shall have occurred:

     (i) on the scheduled expiration date of a tender offer by, or exchange offer by, any Company, person, other entity or group (other than the Company, any of its wholly-owned subsidiaries or a qualified retirement plan of the Company or one of its subsidiaries), to acquire voting stock of the Company if:

          (1) after giving effect to such offer, such corporation, person, or other entity or group would own 25 percent or more of the voting stock of the Company;

          (2) there shall have been filed documents with the Securities and Exchange Commission in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

          (3) such corporation, person, or other entity or group has secured all required regulatory approvals to own or control 25 percent or more of the voting stock of the Company;

     (ii) if the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly-owned subsidiaries will be the surviving Company, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other than the Company, any of its wholly-owned subsidiaries or a qualified retirement plan of the Company or one of its subsidiaries), and such definitive agreement is consummated;

     (iii) if any corporation, person, or other entity or group (other than the Company or any of its wholly-owned subsidiaries) becomes the beneficial owner (as defined in the Company's Articles of Incorporation) of stock representing 25 percent or more of the voting stock of the Company; or

     (iv) if, during any period of two consecutive years, continuing directors cease to comprise a majority of the Company's Board of Directors.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Internal Revenue Code of 1986, as amended, (the "Code") and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

     The discussion of federal income tax consequences set forth below is included for informational purposes only. The discussion is based on currently existing provisions of the Code, existing or proposed Treasury regulations thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change, and any such change could affect the continuing validity of this discussion. Each participant in the plan should consult his or her tax advisor regarding specific tax consequences, including the application and effect of state and local tax laws.

     Incentive Stock Options. ISOs granted under the Plan are intended to qualify as incentive stock options under Section 422 of the Code. Pursuant to
Section 422, the grant and exercise of an ISO generally will not result in taxable income to the option holder (with the possible exception of alternative minimum tax liability) if the option holder does not dispose of common stock received upon exercise of such option within one year after the date of exercise and two years after the date of grant (either type of disposition hereinafter referred to as a "Disqualifying Disposition"), and if the option holder has continuously been an eligible participant from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability) (hereinafter referred to as the "Employment Requirement"). The Company will not be entitled to a deduction for income tax purposes in connection with the grant or exercise of an ISO. Additionally, the Company will not be entitled to a deduction at the time common stock acquired pursuant to an ISO is disposed of, provided that the option holder has satisfied the Employment Requirement and the disposition is not a Disqualifying Disposition.

     Disposition of common stock acquired pursuant to an ISO, except in the case of a Disqualifying Disposition, will result in long-term capital gain or loss taxation of the option holder on the difference between the amount realized upon disposition and the option price. An option holder who, in a Disqualifying Disposition, disposes of common stock acquired pursuant to an ISO will be required to notify the Company and will immediately recognize the gain on the disposition as ordinary income. In the event of a Disqualifying Disposition, the Company will be entitled to a deduction in the amount of income recognized by the option holder.

     Pursuant to the Code and the terms of the Plan, the Committee will designate all options granted under the Plan as either ISOs or NSOs. To the extent that the fair market value of the Company's common stock (determined at the time an option is granted) with respect to which all ISOs are exercisable for the first time by any individual during any calendar year exceeds $100,000, such option shall be treated for all purposes under the Plan as an NSO.

     Non-Qualified Stock Options. For NSOs, or ISOs which have converted to NSOs for any reason, the difference between the market value of the Company's common stock on the date of exercise and the option price will constitute taxable ordinary income to the option holder on the date of exercise. The Company will be entitled to a deduction in the same year in an amount equal to the income taxable to the option holder. The option holder's basis in shares of the Company's common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of such the Company's common stock by the option holder will be taxed as a capital gain or loss to the option holder, and will be long-term capital gain or loss if the option holder has held such Company common stock for more than one year at the time of sale.

     Pursuant to the terms of the Plan, the Committee will require any recipient of common stock, upon the exercise of an NSO, to pay the Company, in cash, by surrendering shares of the Company's common stock already owned, by withholding common stock issued pursuant to the option being exercised, or in such other form as the Committee may determine, in its discretion, the amount of any tax or other amount required by any governmental authority to be withheld and paid by the Company to such authority for the account of such recipient.

     Restricted Stock. Restricted stock will generally cause the eligible participant to recognize taxable ordinary income pursuant to the rules of
Section 83 of the Code. Accordingly, unless otherwise elected by the eligible participant, shares of restricted stock granted under the Plan will generally cause the eligible participant to recognize taxable ordinary income in the amount equal to the fair market value of Company common stock when such stock vests and is no longer subject to a substantial risk of forfeiture. The eligible participant may elect to recognize taxable ordinary income within 30 days following the restricted stock award. In the case of such an election (an "83(b) Election") the eligible participant recognizes taxable ordinary income equal to the fair market value of Company common stock subject to the restricted stock award. Following an 83(b) Election, if the eligible participant sells the restricted stock after the stock is no longer subject to a substantial risk of forfeiture, the eligible participant generally recognizes income taxable at capital gains rates. The amount of such income is generally the amount received by the eligible participant upon the disposition of restricted stock less the amount of income realized by the eligible participant upon making the 83(b) Election. In the event that (i) the value of restricted stock decreases from the time of an 83(b) Election to the date of disposition of the restricted stock; or
(ii) the eligible participant forfeits the shares of restricted stock following an 83(b) Election, then the eligible participant may generally offset other capital gains by the amount of loss realized on such disposition or forfeiture.

PERFORMANCE-BASED COMPENSATION -- SECTION 162(M) REQUIREMENT

     The Plan is intended to preserve the Company's tax deduction for certain awards made under the Plan by complying with the terms of Section 162(m) of the Code and regulations relating thereto.

     The Board of Directors unanimously recommends that stockholders vote "FOR" the 2007 Stock Option Plan.

             SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR,
   MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND ALL DIRECTORS AND EXECUTIVE
                               OFFICERS AS A GROUP

     The number and percentage of shares of Common Stock beneficially owned as of February 26, 2007 are listed below for each executive officer and director of the Company. Except as set forth below, the nature of each director's beneficial ownership is sole voting and investment power.

                       AMOUNT AND NATURE       PERCENT OF
                    OF BENEFICIAL OWNERSHIP   COMMON STOCK
                    -----------------------   ------------
Daryl Becker               12,350(1)                  *
Gary C. Bruce              13,500(2)                  *
Sharon L. Covert           12,648(3)                  *
John R. Ernat              20,103(4)                  *
Donald E. Grubb            25,187(5)                  *
Mark Janko                 13,199(6)                  *
Willard Lee                 7,503(7)                  *
Thomas M. Longman          27,351(8)                  *
Ervin I. Pietsch           28,966(9)                  *
Stephen W. Samet           24,957(10)                 *
Tony J. Sorcic             87,608(11)             2.62%
Craig O. Wesner            23,582(12)                 *

*    Less than 1%

All directors, executive officers (16 persons) of the Company and/or Citizens Bank, as a group, beneficially own 338,553 shares of Common Stock, or 10.13% of the outstanding Common Stock.

(1) Includes 2,700 shares held by his wife; and 6,000 exercisable stock options.

(2)  Includes 9,500 exercisable stock options.

(3) Includes 526 shares held by her husband; and 6,000 exercisable stock options.

(4)  Includes 300 shares held by his wife; and 7,000 exercisable stock options.

(5) Includes 1,597 shares held by his wife; and 6,286 exercisable stock options.

(6)  Includes 8,000 exercisable stock options.

(7) Includes 3,201 shares held by his wife's trust; and 2,000 exercisable stock options.

(8) Includes 1,815 shares held by his wife; and 10,500 exercisable stock options.

(9)  Includes 11,200 exercisable stock options.

(10) Includes 450 shares held joint with his wife; and 9,500 exercisable stock options.

(11) Includes 2,474 shares held by his wife; 1,692 shares held by his sons; and 60,000 exercisable stock options.

(12) Includes 623 shares held by his wife; and 10,500 exercisable stock options.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors held seven meetings during 2006. The Board of Directors has an Executive Committee, an Audit Committee, and an ad hoc Nominating Committee. Each director of the Company attended at least 75% of the meetings of the Board of Directors and the Committees on which he or she served. The Board of Directors has determined that each of Messrs. Becker, Bruce, Ernat, Grubb, Janko, Lee, Longman, Pietsch, Samet, Wesner and Ms. Covert are independent as independence is defined in the National Association of Securities Dealers' (NASD) listing standards, as those standards have been modified or supplemented.

Executive Committee

     The Executive Committee is authorized, to the extent permitted by law, to act on behalf of the Board of Directors of the Company in the interim between meetings of the Board. Directors Donald E. Grubb, Tony J. Sorcic, Stephen W. Samet and Craig O. Wesner are members of the Executive Committee. The Committee did not meet in 2006.

Audit Committee

     The Audit Committee has the responsibility for reviewing the scope of internal and external audit procedures, reviewing the results of internal and external audits conducted with respect to the Company and Citizens Bank and periodically reporting such results to the Board of Directors. Directors Daryl Becker, Gary C. Bruce and Stephen W. Samet are members of the Audit Committee. The Committee met eight times during 2006.

Nominating Committee

     The Board of Directors has an ad hoc Nominating Committee. The Nominating Committee identifies individuals to become board members and selects, or recommends for the Board's selection, director nominees to be presented for stockholder approval at the annual meeting of stockholders or to fill any vacancies. Directors Daryl Becker, Stephen W. Samet and Craig O. Wesner are members of the ad hoc Nominating Committee. The Nominating Committee met one time during 2006.

     The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is available on our website at http://www.pnbc-inc.com. When formed, it is anticipated that each of the members of the Nominating Committee will be independent as independence is defined in the National Association of Securities Dealers' listing standards, as those standards have been modified or supplemented.

     The Nominating Committee's policy is to consider director candidates recommended by stockholders. Such recommendations must be made pursuant to timely notice in writing to:

                        Princeton National Bancorp, Inc.
                              606 South Main Street
                            Princeton, Illinois 61356
                               Attention: Chairman

     The Nominating Committee has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for one or more of the directors to possess. The Nominating Committee will use a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the Nominating Committee, and the Company's then current needs. Although the Committee does not believe there would be any difference in the manner in which it evaluates nominees based on whether the nominee is recommended by a stockholder, historically, nominees have been existing directors or business associates of our directors or officers.

Compensation Committee

     The Company does not have a Compensation Committee of the Board of Directors. The Executive Officers of the Company are also Executive Officers of Citizens Bank and, as a result, they receive compensation only from Citizens Bank for services to the Company and Citizens Bank. During 2006, the Directors' Personnel Policy and Salary Committee of Citizens Bank (the "Committee") established the compensation procedures and policies for Citizens Bank. The Committee is empowered to review and approve the annual compensation and compensation procedures for the Company's Executive Officers, which consist of the President & Chief Executive Officer, Executive Vice President and Senior Vice President & Chief Financial Officer/Treasurer. The Committee relies on recommendations of the President & Chief Executive Officer with respect to the Company's senior officers other than himself. The Company does not customarily utilize compensation consultants.

     The Board of Directors has adopted a written charter for the Committee, a copy of which is available on the Company's website at http://www.pnbc-inc.com.

Citizens Bank Board of Directors

     The Board of Directors of Citizens Bank held 13 meetings during 2006. The Board of Directors of Citizens Bank has Auditing & Accounting; Fiduciary Services Auditing & Accounting; Loan; Fiduciary Services; Marketing & Sales Management; CRA & Compliance; Personnel Policy & Salary; Executive; and Funds Management Committees. The Committees collectively held a total of 55 meetings during 2006. Each director of Citizens Bank attended at least 75% of the meetings of the Board of Directors and the Committees on which he served.

CODE OF ETHICS

     The Company has adopted a Code of Ethics that applies to all of the employees, officers and directors, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics contains written standards that the Company believes are reasonably designed to deter wrongdoing and to promote:

     - Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     - Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications the Company makes;

     -    Compliance with applicable governmental laws, rules and regulations;

     - The prompt internal reporting of violations of the Code to an appropriate person or persons named in the Code; and

     -    Accountability for adherence to the Code.

     This Code of Ethics is included each year as Exhibit 14 to our Annual Report on Form 10-K and is available on our website at http://www.pnbc-inc.com. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of the Code of Ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and that relates to any element of the Code definition enumerated in Securities and Exchange Commission, Regulation S-K, Item 406(b) by posting such information on our website at http://www.pnbc-inc.com within five business days following the date of the amendment or waiver.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

     The Board of Directors has a process for stockholders to send communications to the Board of Directors or its Audit Committee, including complaints regarding accounting, internal accounting controls or auditing matters. Communications may be sent to the Board of Directors, its Audit Committee or specific directors by regular mail to the attention of the Board of Directors, its Audit Committee or specific directors at the principal executive office at 606 South Main Street, Princeton, Illinois 61356. All of these communications will be reviewed by our Corporate Secretary (1) to filter out communications that our Corporate Secretary deems are not appropriate for our directors, such as "spam" and communications offering to buy or sell products or services, and (2) to sort and relay the remainder to the appropriate directors. We encourage all of our directors to attend the Annual Meeting of Stockholders, if possible. All of our directors attended last year's Annual Meeting of Stockholders.

COMPENSATION OF DIRECTORS

     Each director of the Company who is not also an employee of the Company or an employee or director of Citizens Bank received a $250 fee for each Board meeting attended and a $3,000 retainer. Each director of the Company who is also a director of Citizens Bank and who is not an employee of the Company or Citizens Bank received a $100 fee for each Board meeting of the Company attended in 2006. Each director of the Company, other than Ms. Covert and Messrs. Ernat, Janko and Lee, was also a director of Citizens Bank during 2006. In addition, in 2006, each non-employee director of the Company was awarded a grant of 2,000 stock options under the Princeton National Bancorp, Inc. Stock Option Plans. The options vest over three years at a rate of one-third per year, have an exercise price of $32.55 (the average of the low and high price on grant date) and expire on December 31, 2016.

     During 2006, each director of Citizens Bank who is not also an employee was paid a retainer ($15,500 per annum) plus a fee for each Board and Committee meeting attended. Each director of Citizens Bank who is not also an employee, other than the Chairman of the Board, received a $100 fee for each Citizens Bank Board meeting and a $100 fee for each Committee meeting attended in 2006. The Chairman of the Board of Citizens Bank received a $200 fee for each Board meeting attended and a $150 fee for each Committee meeting attended in 2006. The Chairman of the Audit Committee received a $150 fee for each Committee meeting attended in 2006.

                         PNBC/CFNB DIRECTOR COMPENSATION

                    Fees Earned or
                        Paid in      Option
                         Cash        Awards    Total
       Name               ($)          ($)      ($)
       (a)                (b)          (c)      (d)
       ----         --------------   ------   -------
Daryl Becker            $21,000      $3,600   $24,600
Gary C. Bruce           $18,100      $3,600   $21,700
Sharon L. Covert        $ 4,250      $3,600   $ 7,850
John R. Ernat           $ 4,000      $3,600   $ 7,600
Donald E. Grubb         $18,800      $3,600   $22,400
Mark Janko              $ 4,250      $3,600   $ 7,850
Willard Lee             $ 4,500      $3,600   $ 8,100
Thomas M. Longman       $18,000      $3,600   $21,600
Ervin I. Pietsch        $17,700      $3,600   $21,300
Stephen W. Samet        $20,400      $3,600   $24,000
Craig O. Wesner         $23,650      $3,600   $27,250

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Compensation Program

     The primary objective of the compensation program is to attract and retain qualified, energetic staff members who are enthusiastic about the Company's mission and culture. A further objective is to provide incentives and reward staff members for their contribution to the Company. Also, the compensation program is designed to align management's compensation with the long-term interests of stockholders.

Base Salary

     Each Executive Officer's current and prior compensation is considered in setting future compensation. In addition, the Compensation Committee considers the job performance of the Executive Officers and the average salaries, as published by the Illinois Bankers Association, the Bank Administration Institute and Crowe Chizek, of all of those persons holding comparable positions at comparably-sized bank holding companies and banks, as the case may be, in determining each Executive Officer's base salary. The base salaries of the Executive Officers are targeted at the average base salary levels of the IBA 75th quartile, BAI Median and Crowe Chizek 3rd quartile of the comparative compensation group.

     Stock price performance has not been a factor in determining annual compensation, because the price of the Company's stock is subject to a variety of factors outside of our control. There is not an exact formula for allocating between cash and non-cash compensation. Compensation is generally paid as earned.

     Annual Executive Officer compensation consists of a base salary component and an incentive component. It is the Committee's intention to set total executive cash compensation at an attractive, competitive level to retain a strong, motivated leadership team. The incentive plan is included as part of compensation to align the financial incentives with the interests of the stockholders.

Incentives

     The compensation program is designed to reward staff members for their contribution to the Company. The Executive Officers participate in the incentive compensation plan. Variable compensation is awarded to the Executive Officers based on the performance of the Company and Citizens Bank to maximize achievement of the key corporate strategies/objectives and annual business plan of the Citizens Bank. In measuring the Executive Officers' contributions, the Committee considers numerous factors including the Company's growth, financial performance and the achievement of key measurement factors established and approved by the Committee. Those measurement factors for 2006 included net income, non-interest income, efficiency ratio and individual management-by-objective measures (MBOs). These measurement factors were chosen because of their direct correlation with the interests of stockholders.

     The achievements accomplished determine the percentage payout. In determining the level of payout for the measurement factors, the current year's budget is used, as well as a target goal and a target plus goal. Depending on the level of goals achieved, the minimum award level is 0% and the maximum level is 35%. A scale is attached to each level indicating the percentage of the payout based on the achieved results. The award for each measurement factor is multiplied by the percentage of weighting in each Officer's individual MBOs.

Equity Compensation

     Each Executive Officer receives stock option grants under the Company's stock option plans. All Directors and employees of Citizens Bank are eligible for stock option grants. Beginning in 2006, the accounting treatment for stock options changed as a result of the Statement of Financial Accounting Standards No. 123(R). The Company assessed the desirability of granting shares of restricted stock, and concluded stock options are still a desirable form of long-term equity compensation. The original Stock Option Plan was approved by the stockholders of the Company in 1998 and the 2003 Stock Option Plan was approved by the stockholders in 2003. In the opinion of the Committee and the Board of Directors, the Company's stock option plans promote the alignment of Management and stockholder interests and result in Executive Officers of the Company being sufficient stockholders to encourage long-term performance and Company growth. The number of stock option grants made to each Executive Officer is awarded on a discretionary basis, rather than formula basis, by the Committee.

     With respect to options granted in 1999 through 2005, each option period is for ten (10) years and granted options are fully-vested. The 2006 grants were awarded as of December 31, 2006. With respect to options granted in 2006, each option period is for ten (10) years and granted options become vested over a three-year period.

Retirement Plans

     Citizens Bank maintains a 401(k) & Profit Sharing Plan. Citizens Bank will match 100% of salary reduction contributions up to 3% of compensation, plus 50% of salary reduction contributions in excess of 3%, but not to exceed 5%. Citizens Bank may also contribute a discretionary contribution to the Profit Sharing Plan on an annual basis. The calculation used to determine whether a contribution will be made is based on net income results of Citizens Bank.

Employment Agreements

     Mr. Sorcic has an employment agreement with the Company, effective October 23, 2000, which provides for his full-time employment in his present capacity at a base compensation of $211,172 per year, or such increased amount as the Board of Directors of Citizens Bank may determine, plus fringe and health and welfare benefits. His term of employment is continuously extended so as to have a remaining term of two years, unless terminated sooner as a result of good cause or for good reason (see discussion below). The agreement also provides that Mr. Sorcic shall be eligible to participate in any incentive plans that the Company establishes for its executives.

     Mr. Miller has an employment agreement with the Company, effective January 8, 2003, which provides for his full-time employment in his present capacity at a base compensation of $139,984 per year, or such increased amount as the Board of Directors of Citizens Bank may determine, plus fringe and health and welfare benefits. His term of employment is continuously extended so as to have a remaining term of eighteen months, unless terminated sooner as a result of good cause or for good reason (see discussion below). The agreement also provides that Mr. Miller shall be eligible to participate in any incentive plans that the Company establishes for its executives.

     Descriptions of any potential post-termination payments are disclosed in the section titled Other Potential Post-Employment Payments.

EXECUTIVE COMPENSATION

SUMMARY

     The following table summarizes compensation for services to the Company and Citizens Bank for the year ended December 31, 2006 paid to, or earned by, the President & Chief Executive Officer and Senior Vice President & Chief Financial Officer/Treasurer and the top three other Executive Officers of the Company and/or Citizens Bank whose salary and bonus exceeded $100,000 for the year ended December 31, 2006:

                           SUMMARY COMPENSATION TABLE

                                                                                 Non-Equity
                                                                       Option     Incentive      All Other
                                                   Salary     Bonus    Awards       Plan       Compensation
       Name and Principal Position         Year    ($)(1)     ($)(2)     ($)    Compensation      ($) (3)     Total ($)
                   (a)                      (b)      (c)       (d)       (f)         (g)            (i)          (j)
       ---------------------------         ----   --------   -------   ------   ------------   ------------   ---------
Tony J. Sorcic                             2006   $289,503   $47,961     $0          --           $17,298     $355,402
President and Chief Executive Officer

James B. Miller                            2006   $155,246   $23,441     $0          --           $13,254     $191,941
Executive Vice President

Todd D. Fanning                            2006   $111,929   $20,634     $0          --           $ 9,856     $142,559
Senior Vice President & CFO/Treasurer

Patrick B. Murray                          2006   $134,355   $26,774     $0          --           $10,806     $171,935
Senior Vice President - Citizens
Financial Advisors

Jacqualyn L. Karlosky                      2006   $ 87,681   $20,933     $0          --           $ 7,937     $116,451
Senior Vice President - Consumer Banking

(1) The $25,000 deferred compensation is included in the salary amount and does not represent additional compensation.

(2) The Executive Officer may receive a performance incentive based on the results achieved in the previous year.

(3) The compensation reported represents Company matching contributions to the Company 401(k) Plan and Company contributions to the Profit Sharing Plan.

                           GRANTS OF PLAN BASED AWARD

     The following tables present information about stock options granted to executive officers (of the Company and/or Citizens Bank) in 2006 and information about options held by such officers as of December 31, 2006:

                                                     All Other Option
                                                          Awards:
                                                         Number of
                                                        Securities                           Grant Date
                                                        Underlying      Exercise or Base        Fair
                                                     Options of Stock    Price of Option      Value of
                                                         or Units            Awards          Stock and
                 Name                   Grant Date        (#) (1)            ($/Sh)        Option Awards
                 (a)                       (b)              (c)                (d)              (e)
                 ----                   ----------   ----------------   ----------------   -------------
Tony J. Sorcic                           12/31/06         20,000             $32.55           $36,000
President and Chief Executive Officer

James B. Miller                          12/31/06          3,000             $32.55           $ 5,400
Executive Vice President

Todd D. Fanning                          12/31/06          2,000             $32.55           $ 3,600
Senior Vice President &
   CFO/Treasurer

Patrick B. Murray                        12/31/06          2,000             $32.55           $ 3,600
Senior Vice President -
   Citizens  Financial Advisors

Jacqualyn L. Karlosky                    12/31/06          2,000             $32.55           $ 3,600
Senior Vice President -
   Consumer Banking

(1) The stock option exercise price is $32.55 and the stock options vest at a rate of 33 1/3% per year, with vesting dates of 12/31/07, 12/31/08, 12/31/09.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

                                                            Option Awards
                                        ----------------------------------------------------
                                           Number
                                             of          Number of
                                         Securities     Securities
                                         Underlying     Underlying
                                        Unexercised     Unexercised     Option
                                          Options         Options      Exercise     Option
                                        Exercisable   Un-exercisable     Price    Expiration
                 Name                       (#)             (#)           ($)        Date
                 (a)                        (b)             (c)           (e)         (f)
                 ----                   -----------   --------------   --------   ----------
Tony J. Sorcic                           20,000(1)                      $28.56     12/31/13
President and Chief Executive Officer    20,000(1)                      $28.83     12/31/14
                                         20,000(1)                      $33.25     12/31/15
                                                         20,000(2)      $32.55     12/31/16
James B. Miller                             734(1)                      $11.94     12/26/10
Executive Vice President                  2,000(1)                      $16.21     12/31/11
                                          4,000(1)                      $21.15     12/31/12
                                          4,000(1)                      $28.56     12/31/13
                                          4,000(1)                      $28.83     12/31/14
                                          3,000(1)                      $33.25     12/31/15
                                                         3,000(2)       $32.55     12/31/16
Todd D. Fanning                             533(1)                      $28.56     12/31/13
Senior Vice President & CFO/Treasurer     1,200(1)                      $28.83     12/31/14
                                          2,000(1)                      $33.25     12/31/15

                                                         2,000(2)       $32.55     12/31/16
Patrick B. Murray                         1,000(1)                      $28.83     12/31/14
Senior Vice President -                   2,000(1)                      $33.25     12/31/15
   Citizens Financial Advisors                           2,000(2)       $32.55     12/31/16
Jacqualyn L. Karlosky                     2,000(1)                      $28.56     12/31/13
Senior Vice President -                   2,000(1)                      $28.83     12/31/14
   Consumer Banking                       2,000(1)                      $33.25     12/31/15
                                                         2,000(2)       $32.55     12/31/16

(1)  Stock Options are fully vested.

(2) Stock options vest at a rate of 33 1/3% per year, with vesting dates of 12/31/07, 12/31/08, 12/31/09

                        OPTION EXERCISES AND STOCK VESTED

                                                Option Awards
                                        ----------------------------
                                         Number of
                                           Shares
                                          Acquired    Value Realized
                                        on Exercise     on Exercise
                 Name                       (#)             ($)
                 (a)                        (b)             (c)
                 ----                   -----------   --------------
Tony J. Sorcic                             20,000        $246,000
President & Chief Executive Officer

James B. Miller
Executive Vice President                       --              --

Todd D. Fanning                             2,266        $ 14,327
Senior Vice President & CFO/Treasurer

Patrick B. Murray
Senior Vice President - Citizens
   Financial Advisors                          --              --

Jacqualyn L. Karlosky                       1,300        $ 17,355
Senior Vice President - Consumer
   Banking

2005 Deferred Compensation Plan

     Mr. Sorcic participates in the Princeton National Bancorp, Inc. Deferred Compensation Plan and the Princeton National Bancorp, Inc. 2005 Deferred Compensation Plan. Except as indicated below, the terms of these plans are substantially identical.

     Under the plans, prior to the beginning of each calendar year, Mr. Sorcic may elect to defer the receipt of all or part of his compensation otherwise payable to him for the forthcoming calendar year. The plans provide that amounts Mr. Sorcic defers are credited with earnings at the prime rate minus one and one-half percent, adjusted annually, as reported in the Wall Street Journal.

     Amounts under the plans are generally payable to Mr. Sorcic upon the earliest of (i) the date his employment terminates; (ii) his death; (iii) his total and permanent disability; or (iv) the date of a change in control of the Company or Citizens First National Bank. Under the 2005 plan, a distribution following Mr. Sorcic's termination of employment may not occur until 6 months following the date of that termination. In addition, Mr. Sorcic may elect to be paid all or a portion of his plan benefits upon an unforeseeable financial emergency, but only to the extent that the payment is necessary to relieve that emergency.

     Amounts payable under the plans are paid either in a lump sum or ten substantially equal payments. Mr. Sorcic may change the form of benefit or waive the payment of plan accounts upon a change in control and elect to receive payments on the next payment date under the plans, provided that he makes the election in the calendar year preceding and at least 90 days prior to the change in control. However, under the 2005 plan, a change in the form of benefit or a waiver of payment upon a change in control would generally require a five year delay in the first scheduled payment under the plans.

     Under the plans, the events that are deemed to constitute a change in control are substantially similar to the events that constitute a change in control under the employment agreement between the Company and Mr. Sorcic. See descriptions of potential post-termination payments which are disclosed in the section titled Other Potential Post-Employment Payments.

                       NON-QUALIFIED DEFERRED COMPENSATION

                                          Executive      Registrant     Aggregate     Aggregate      Aggregate
                                        Contribution   Contributions    Earnings     Withdrawals/     Balance
                                         in Last FY      in Last FY    in Last FY   Distributions   at Last FYE
                 Name                        ($)            ($)            ($)           ($)            ($)
                 (a)                         (b)            (c)            (d)           (e)            (f)
                 ----                   ------------   -------------   ----------   -------------   -----------
Tony J. Sorcic
President & Chief Executive Officer      $25,000(1)         --           $5,367          --           $105,257

(1) Mr. Sorcic deferred the payment of $25,000 of his base salary under the terms and conditions of the Princeton National Bancorp, Inc. 2005 Deferred Compensation Plan. The amount reported in column 6 is also reported in column c of the Summary Compensation Table.

Other Potential Post-Employment Payments.

     Our Executive Officers have built the Company into the successful enterprise it is today, and we believe it is important to protect them in the event of a change in control, a termination of the Executive's employment without cause or good reason, the Executive's death or the Executive's disability. Further, it is our belief the interests of stockholders will be best served if the interests of our Senior Management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of Executive Officers to pursue potential change in control transactions that may be in the best interests of stockholders. The cash component of any post-termination payment is paid in a single, lump sum and is based upon a multiple of base salary.

     A post-termination benefit is payable to Mr. Sorcic if, during the term of his employment agreement, the Company or Citizens Bank terminates his employment without cause, Mr. Sorcic terminates his employment for good reason, Mr. Sorcic terminates his employment following a change in control, or the Company or Citizens Bank terminates Mr. Sorcic's employment within the twenty-four month period following the change in control. Under any of these circumstances, Mr. Sorcic would be entitled to receive a lump sum payment equal to the greater of his monthly salary times twenty-four or the salary payable for the balance of the term of his employment agreement. For the longer of twenty-four months or the period remaining in his employment agreement, Mr. Sorcic also would be entitled to receive all benefits accrued under any incentive and retirement plan of the Company and he and his dependents would continue to be covered by all welfare plans of the Company. In addition, all outstanding stock options would become fully and immediately exercisable. At December 31, 2006, had Mr. Sorcic's employment with the Company or the Bank terminated under one of the circumstances described above, Mr. Sorcic would have been entitled to receive $609,024 (reflects two years) in base salary, $16,227 representing the present value of continued welfare benefit plan participation described above, and $36,000 representing the economic benefit that Mr. Sorcic would realize upon vesting in stock options that were not yet exercisable as of December 31, 2006.

     If Mr. Sorcic dies during the term of his employment agreement, for a period of 12 months from the date of death, the Company would pay to his beneficiary Mr. Sorcic's base salary, Mr. Sorcic's spouse and other dependents would continue participation in the Company's welfare benefit plans on the same terms as they would have been provided if Mr. Sorcic were an active employee and, for the period of twenty-four months following the first anniversary of Mr. Sorcic's death, Mr. Sorcic's spouse and other dependents would continue participation in the Company's welfare benefit plans on the same terms as would have been provided if Mr. Sorcic were a retiree of the Company or the Bank.

     If Mr. Sorcic's employment terminates due to his disability, the Company will continue to pay his base salary from the date of disability until Mr. Sorcic is eligible to receive benefit payments under the Bank's disability plan. During the period base salary payments continue, Mr. Sorcic will remain eligible to participate in the Company's welfare benefit plans. Base salary continuation payments are reduced by disability benefits paid to Mr. Sorcic and cease upon the cessation of disability, except salary will be paid for an additional twelve months if neither the Company nor the Bank offer Mr. Sorcic re-employment in the same position he served prior to his disability.

     A post-termination benefit is payable to Mr. Miller if, during the term of his employment agreement, the Company or Citizens Bank terminates his employment without cause, Mr. Miller terminates his employment for good reason, Mr. Miller terminates his employment following a change in control, or the Company or Citizens Bank terminates Mr. Miller's employment within the twenty-four month period following the change in control. Under any of these circumstances, Mr. Miller would be entitled to receive a lump sum payment equal to the greater of his monthly salary times eighteen or the salary payable for the balance of the term of his employment agreement. For the longer of eighteen months or the period remaining in his employment agreement, Mr. Miller also would be entitled to receive all benefits accrued under any incentive and retirement plan of the Company and he and his dependents would continue to be covered by all welfare plans of the Company. In addition, all outstanding stock options would become fully and immediately exercisable. At December 31, 2006, had Mr. Miller's employment with the Company or the Bank terminated under one of the circumstances described above, Mr. Miller would have been entitled to receive $253,851 (reflects eighteen months) in base salary, $5,514 representing the present value of continued welfare benefit plan participation described above, and $5,400 representing the economic benefit that Mr. Miller would realize upon vesting in stock options that were not yet exercisable as of December 31, 2006.

     If Mr. Miller dies during the term of his employment agreement, for a period of 12 months from the date of death, Mr. Miller's spouse and other dependents would continue participation in the Company's welfare benefit plans on the same terms as they would have been provided if Mr. Miller were an active employee and for the period of twenty-four months following the first anniversary of Mr. Miller's death, Mr. Miller's spouse and other dependents would continue participation in the Company's welfare benefit plans on the same terms as would have been provided if Mr. Miller were a retiree of the Company or the Bank.

     If Mr. Miller's employment terminates due to his disability, the Company will continue to pay his base salary from the date of disability until Mr. Miller is eligible to receive benefit payments under the Bank's disability plan. During the period base salary payments continue, Mr. Miller will remain eligible to participate in the Company's welfare benefit plans. Base salary continuation payments are reduced by disability benefits paid to Mr. Miller and cease upon the cessation of disability, except salary will be paid for an additional twelve months if neither the Company nor the Bank offer Mr. Miller re-employment in the same position he served prior to his disability.

     A change in control is deemed to occur (i) upon the acquisition by any individual, entity or group of beneficial ownership of more than 25% of the Company's voting stock; (ii) the commencement of a tender offer or an exchange offer for more than 20% of the Company's outstanding voting stock; (iii) upon a merger or consolidation of the Company after which the Company's stockholders immediately prior to the merger hold less than 25% of the voting stock of the surviving corporation; (iv) upon a transfer of 25% or more of the Company's voting stock or substantially all of the property of Company, other than to an entity of which Company owns at least 50% of the voting stock; (v) upon a merger or consolidation of the Bank after which the Bank's stockholders immediately prior to the merger hold less than 25% of the voting stock of the surviving corporation; or (vi) upon a transfer of 25% or more of the Bank's voting stock or substantially all of the property of the Bank, other than to an entity of which the Bank owns at least 50% of the voting stock.

COMPENSATION COMMITTEE REPORT

     The Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMMITTEE

Stephen W. Samet, Chairman
Daryl Becker
Craig O. Wesner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a current or former employee of the Company or any of its subsidiaries. No member of the Compensation Committee had any relationship with the Company which would have required disclosure in this Proxy Statement under the caption "Certain Transactions." No Executive Officer of the Company served on the compensation committee or as a director of any other entity whose Executive Officer(s) served on the Company's Compensation Committee or Board.

COMMON STOCK PRICE PERFORMANCE GRAPH

     The following Common Stock price performance graph compares the monthly change in the Company's cumulative total stockholder returns on its Common Stock, assuming the Common Stock was purchased on December 31, 2001 and sold on December 31, 2006, with the cumulative total return of stocks included in the Russell 3000 and the SNL Midwest Bank Stock Index for the same period. The amounts shown assume the reinvestment of dividends.

                        PRINCETON NATIONAL BANCORP, INC.

                               (PERFORMANCE GRAPH)

                                                            PERIOD ENDING
                                   ---------------------------------------------------------------
INDEX                              12/31/01   12/31/02   12/31/03   12/31/04   12/31/05   12/31/06
-----                              --------   --------   --------   --------   --------   --------
Princeton National Bancorp, Inc.    100.00     136.29     190.57     198.82     237.09     239.55
Russell 3000                        100.00      78.46     102.83     115.11     122.16     141.35
SNL Midwest Bank Index              100.00      96.47     123.48     139.34     134.26     155.19

     The Company's Common Stock began trading on the NASDAQ Stock Market under the symbol PNBC on May 8, 1992. On December 31, 2006 and February 26, 2007, the Record Date, the closing prices for the Common Stock as quoted on NASDAQ Online were $32.55 and $32.88, respectively.

AUDIT COMMITTEE REPORT

     On June 28, 2006, the Company replaced KPMG LLP as the independent auditor of the Company with BKD, LLP effective June 28, 2006. The decision to change independent auditors and the appointment of the new independent auditors was approved by the Audit Committee and the Board of Directors of the Company.

     The Audit Report of KPMG LLP on the Company's financial statements for the fiscal year ended on December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principals.

     During the fiscal year ended December 31, 2005 and through June 28, 2006 there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to KPMG LLP's satisfaction, would have caused them to make reference to the subject matter of the disagreements in its report on the Company's financial statement for such years. Set forth below is the information concerning fees billed to the Company by BKD, LLP in respect to the services provided for the fiscal year 2006 from June 28, 2006 and concerning fees billed to the Company by KPMG LLP with respect to the services provided for fiscal year 2005 and fiscal year 2006, until June 28, 2006. The Audit Committee of the Board of Directors reviewed and approved such fees and determined the services provided were compatible with maintaining the independence of both KPMG LLP and BKD, LLP.

     The Company's Audit Committee is currently comprised of three directors (Messrs. Becker, Bruce and Samet). Each of the members of the Audit Committee is independent under the definition contained in Rule 4200(a) (15) of the NASD's listing standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at http://www.pnbc-inc.com.

     In connection with the audited consolidated financial statements contained in the Company's 2006 Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the Audit Committee reviewed and discussed the audited financial statements with Management and BKD, LLP. The Audit Committee discussed with BKD, LLP the matters required to be communicated by Statement on Accounting Standards No. 61 (SAS 61) (Codification of Statements on Auditing Standards, AU ss. 380). The Audit Committee has also received written disclosures from BKD, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence.

     Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

THE AUDIT COMMITTEE

Daryl Becker
Gary C. Bruce
Stephen W. Samet

     AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by BKD, LLP and KPMG LLP for the audit of the Company's consolidated financial statements for 2006 and 2005, and fees billed for other services rendered by BKD, LLP and KPMG LLP:

                                 2006       2006       2005
                               --------   --------   --------
                               BKD, LLP   KPMG LLP   KPMG LLP
Audit Fees (1)                 $166,650    $30,800   $213,300
Audit-related fees (2)         $ 10,000    $     0   $ 18,900
Audit and audit-related fees   $176,650    $30,800   $232,200
Tax fees                             --         --         --
All other fees                       --         --         --
                               --------    -------   --------
   Total fees                  $176,650    $30,800   $232,200
                               ========    =======   ========

(1) Audit fees include those necessary to perform the annual audit and quarterly reviews of the Company's consolidated financial statements. In addition, audit fees include audit or other attest services required by statute or regulation, such as consents, reviews of SEC filings, and audits of internal control over financial reporting.

(2) Audit-related fees consist principally of fees for recurring and required financial statement audits of the Company's employee benefit plan and other attest services not required by statute or regulation.

     In accordance with Section 10A(i) of the Exchange Act, before BKD, LLP is engaged to render audit or non-audit services, the engagement is approved by the Audit Committee. None of the audit-related or other services described in the table above were approved by the Audit Committee, pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

     The Audit Committee of the Board of Directors of the Company considers that the provision of the services referenced above to the Company is compatible with maintaining independence of both BKD, LLP and KPMG LLP. Representatives of BKD, LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions or to make a statement if they desire to do so.

AUDIT COMMITTEE FINANCIAL EXPERT

     While the Board of Directors endorses the effectiveness of the Company's Audit Committee, its membership does not include a director who qualifies for designation as an "audit committee financial expert" - a concept under federal regulation that contemplates such designation only when an audit committee member satisfies all five qualification requirements, such as experience (or "experience actively supervising" others engaged in) preparing, auditing, analyzing or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with our Company's financial statements.

CERTAIN TRANSACTIONS

     Several of the Company's directors and their affiliates, including corporations and firms of which they are officers or in which they or members of their families have an ownership interest, are customers of Citizens Bank. These persons, corporations and firms have had transactions in the ordinary course of business with Citizens Bank, including borrowings of material amounts, all of which, in the opinion of Management, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. It is the policy of Citizens Bank not to extend credit to Executive Officers thereof. For any potential related party transaction that would require disclosure pursuant to item 404(a) of Regulation S-K, the details of the potential transaction are to be submitted in written form to the Audit Committee for review and approval prior to commitment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon its review of Forms 3, 4 and 5 and any amendment thereto furnished to the Company pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, as amended, and written representations from the Directors and Executive Officers that no other reports were required, the Company is not aware of any Director, Officer or beneficial holder of 10% of its Common Stock that failed to file any such reports on a timely basis during 2006, except Director Grubb failed to file one report with respect to one transaction in 2005 and one report with respect to one transaction in 2006.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of February 26, 2007, the only persons or groups who are known to the Company to be the beneficial owners of more than 5% of the Common Stock were:

                                       AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER   BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------   --------------------   ----------------
JESCO & CO                                  182,240(1)              5.44%
606 South Main Street
Princeton, Illinois 61356

Wellington Management Company, LLP          171,700(2)              5.10%
75 State Street
Boston, MA 02109

Tontine Partners, LP                        170,650(3)              5.09%
55 Railroad Avenue 3rd Floor
Greenwich, CT 06830-6378

(1)  Based on Schedule 13G filed as of December 31, 2006.

(2)  Based on Schedule 13G filed as of December 31, 2006.

(3)  Based on Schedule 13F filed as of December 31, 2006.

2007 ANNUAL MEETING

     Any stockholder who intends to present a proposal (a "Proponent") at the 2007 Annual Meeting of Stockholders must submit the proposal in writing to the Company on or before November 15, 2007, in order for the proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. In addition, pursuant to Rule 14a-4 of Regulation 14A under the Securities Exchange Act of 1934 and the Company's Bylaws, a stockholder must follow certain procedures to nominate persons for Director or to introduce an item of business at an Annual Meeting of Stockholders. The nomination or proposed item must be delivered to, or mailed to, and received no later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the anniversary of the mailing date of the proxy statement for the preceding year's annual meeting. The Chairman of the meeting may refuse to allow the transaction of any business not presented beforehand or to acknowledge the nomination of any person not made in compliance with the following procedures:

PROPOSED ITEM OF BUSINESS

     If the notice is regarding a proposed item of business, such stockholder's notice to the Corporate Secretary of the Company must contain the following information:

     As to any business the stockholder proposes to bring before the annual meeting,

     -    a brief description of the business desired to be brought;

     -    the reasons for conducting such business at the annual meeting;

     - any material interest of the stockholder in such business and the beneficial owner, if any, on whose behalf the proposal is made;

     -    the name and address of both the stockholder and the beneficial owner;
          and

     - the class and number of shares of the Company's capital stock that are owned beneficially and of record by the stockholder and the beneficial owner.

NOMINATION OF DIRECTOR

     If the notice is regarding the nomination of a person for Director, such stockholder's notice to the Corporate Secretary of the Company must contain the following information:

     As to each person whom the stockholder proposes to nominate for election as a Director,

     -    name, age, business address and residential address;

     -    principal occupation or employment;

     - class and number of shares of Company stock beneficially-owned on the date of the notice; and

     - any other information relating to the nominee that would be required to be disclosed on Schedule 13D under the Securities and Exchange Act of 1934.

     As to the stockholder giving the notice,

     - name and address of stockholder, and name, business and residential address of any other beneficial stockholders known by the stockholder to support the nominee; and

     - class and number of shares of Company stock owned by the stockholder on the date of the notice, and the number of shares beneficially-owned by other record or beneficial stockholders known by the stockholder to be supporting the nominee.

OTHER MATTERS

     Management of the Company does not intend to present any other matters for action at the annual meeting and has not been informed that other persons intend to present any other matters for action at the meeting. However, if any other matters should properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon, pursuant to the proxy, in accordance with the recommendation of the Management of the Company.

                                        By Order of the Board of Directors,


                                        /s/ Lou Ann Birkey
                                        ----------------------------------------
                                        Lou Ann Birkey
                                        Vice President - Investor Relations
                                        and Corporate Secretary

March 14, 2007

Appendix A:

                         PRINCETON NATIONAL BANCORP, INC
                          2007 STOCK COMPENSATION PLAN

1. PURPOSE; EFFECTIVENESS OF THE PLAN

     (a) The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company and its Subsidiaries attract and retain the services of employees, officers and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company. The Plan is also established with the objective of encouraging Stock ownership by such employees, officers and directors and aligning their interests with those of stockholders.

     (b) This Plan will become effective on the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company (excluding holders of shares of Option Stock issued by the Company under this Plan) within twelve months after that date. If the Plan is not approved by the stockholders of the Company, any Options and Restricted Stock Awards granted under this Plan will be rescinded and void. This Plan will remain in effect until it is terminated by the Board under Section 11 hereof, except that no Option or Restricted Stock awards will be granted after the tenth anniversary of the date of this Plan's adoption by the Board.

2. DEFINITIONS. Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any Stock Option Agreements and Restricted Stock Agreements entered into pursuant to this Plan:

     (a) "10% Stockholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in
Section 424(d) of the Code at the time he or she is granted an Option, Stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of Stock of the Company and/or of its Subsidiaries.

     (b) "1934 Act" means the federal Securities Exchange Act of 1934, as amended.

     (c) "Board" means the Board of Directors of the Company.

     (d) A "Change in Control" of the Company shall have occurred:

          (i) on the scheduled expiration date of a tender offer by, or exchange offer by, any corporation, person, other entity or group (other than the Company, any of its wholly-owned Subsidiaries or a qualified retirement plan of the Company or one of its Subsidiaries), to acquire Voting Stock of the Company if:

               (1) after giving effect to such offer, such corporation, person, other entity or group would own 25% or more of the Voting Stock of the Company;

               (2) there shall have been filed documents with the Securities and Exchange Commission in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

               (3) such corporation, person, other entity or group has secured all required regulatory approvals to own or control 25% or more of the Voting Stock of the Company;

          (ii) if the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly-owned Subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other than the Company, any of its wholly-owned Subsidiaries or a qualified retirement plan of the Company or one of its Subsidiaries), and such definitive agreement is consummated;

          (iii) if any corporation, person, other entity or group (other than the Company or any of its wholly-owned Subsidiaries) becomes the Beneficial Owner (as defined in the Company's articles of incorporation) of Stock representing 25% or more of the Voting Stock of the Company; or

          (iv) if during any period of two consecutive years, Continuing Directors cease to comprise a majority of the Company's Board of Directors.

     (e) "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

     (f) "Committee" means the Directors' Personnel Policy and Salary Committee of the Board of Directors of Citizens First National Bank; except that where there is no Directors' Personnel Policy and Salary Committee, the term "Committee" shall refer to any committee of Non-Employee Directors of the Board designated by the Board.

     (g) "Company" means the Princeton National Bancorp, Inc., a Delaware corporation and its successor or successors.

     (h) "Continuing Director" means:

          (i) any member of the Board of Directors of the Company at the beginning of any period of two consecutive years; and

          (ii) any person who subsequently becomes a member of the Board of Directors of the Company; if

          (iii) such person's nomination for election or election to the Board of Directors of the Company is recommended or approved by resolution of a majority of the Continuing Directors; or

          (iv) such person is included as a nominee in a proxy statement of the Company distributed when a majority of the Board of Directors of the Company consists of Continuing Directors.

     (i) "Disability" has the same meaning as "permanent and total disability," as defined in Section 22(e)(3) of the Code.

     (j) "Disqualifying Disposition" means a disposition, as defined in Section 424(c)(1) of the Code, of Option Stock acquired pursuant to an ISO, which occurs either:

               (i)  within two years after the underlying Option is granted; or

               (ii) within one year after the underlying Option is exercised.

                    Under Section 424(c)(1) of the Code, the term "disposition" includes a sale, exchange, gift, or a transfer of legal title, but does not include (A) a transfer from a decedent to an estate or a transfer by bequest or inheritance, (B) an exchange to which Section 354, 355, 356, or 1036 (or so much of Section 1031 as relates to Section 1036) applies, or (C) a mere pledge or hypothecation.

     (k) "Eligible Participants" means persons who, at a particular time, are employees, officers or directors of the Company or its Subsidiaries. With respect to ISOs only, this definition does not include persons who have been on leave of absence for greater than 90 days, unless re-employment is guaranteed by law or contract.

     (l) "Fair Market Value" means, with respect to Option Stock and Restricted Stock as of the date in question, the market price per share of such Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith:

          (i) if the Stock was traded on a national stock exchange as of the date in question, then the Fair Market Value will be equal to the average of the high and low prices reported by the applicable composite transactions report for such date or, if no trading occurred on the applicable exchange for that date, for the latest trading date prior to such date.

          (ii) if the Stock was traded on any other established market as of the date in question, then the Fair Market Value will be equal to the average of the high and low prices reported for such date or, if no trading occurred on the applicable exchange for that date, for the latest trading date prior to such date; or

          (iii) if neither of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee on good faith on such basis as it deems appropriate.

     (m) "ISO" or "Incentive Stock Option" means an Option, which is subject to certain holding requirements and tax benefits, and which qualifies as an "incentive stock option," as defined in Section 422 of the Code.

     (n) "Non-Employee Director" means a director who:

          (i) is not currently an officer of the Company or its Subsidiaries, or otherwise currently employed by the Company or its Subsidiaries;

          (ii) does not receive compensation, either directly or indirectly, from the Company or its Subsidiaries, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required in the Company's proxy statement;

          (iii) does not possess an interest in any other transaction for which disclosure would be required in the Company's proxy statement; and

          (iv) is not engaged in a business relationship for which disclosure would be required in the Company's proxy statement.

     (o) "NSO" means any Option granted under this Plan whether designated by the Committee as a "non-qualified stock option," a "non-statutory stock option" or otherwise, other than an Option designated by the Committee as an ISO. The term "NSO" also includes any Option designated by the Committee as an ISO but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

     (p) "Option" means a right granted pursuant to this Plan entitling the Optionee to acquire shares of Stock issued by the Company.

     (q) "Option Agreement" means an agreement between the Company and an Eligible Participant to evidence the terms and conditions of the issuance of Options hereunder.

     (r) "Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option.

     (s) "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option.

     (t) "Optionee" means an Eligible Participant to whom an Option is granted hereunder, and any transferee of such Option received pursuant to a Transfer authorized under this Plan.

     (u) "Plan" means this Princeton National Bancorp, Inc., 2007 Stock Compensation Plan, as the Plan may be amended from time-to-time.

     (v) "Retirement" means (i) in the case of an employee or officer, termination of employment with the Company or a Subsidiary after attainment of age 65, or in the case of an employee or officer with at least 20 years of service, after attainment of age 60, or in the case of an employee or officer with at least 25 years of service, after attainment of age 55; and (ii) in the case of a director, the termination of service as a director after the attainment of age 70 or, in the case of a director with at least 20 years of service, after the attainment of age 60.

     (w) "Restricted Stock" means Stock issued or issuable by the Company which is subject to the restrictions imposed in Section 7 of this Plan.

     (x) "Restricted Stock Agreement" means an agreement between the Company and an Eligible Participant to evidence the terms and conditions of the issuance of Restricted Stock hereunder.

     (y) "Restricted Stockholder" means an Eligible Participant to whom any Restricted Stock is issued hereunder, and any transferee of such Stock received pursuant to a Transfer required by law.

     (z) "Stock" means shares of the Company's common stock.

     (aa) "Subsidiary" has the same meaning as "Subsidiary Corporation" as defined in Section 424(f) of the Code.

     (bb) "Transfer," with respect to Option Stock and Restricted Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Stock, including without limitation an assignment for the benefit of creditors of the Optionee or the Restricted Stockholder, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or the Restricted Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock or Restricted Stock are transferred or awarded to the spouse of the Optionee or Restricted Stockholder or are required to be sold, or a transfer resulting from the filing by the Optionee or Restricted Stockholder of a petition for relief, or the filing of an involuntary petition against such Optionee or Restricted Stockholder, under the bankruptcy laws of the United States or of any other nation.

     (cc) "Voting Stock" shall mean those shares of the Company Stock entitled to vote generally in the election of directors.

3. ELIGIBILITY. Options and Restricted Stock awards may be granted under this Plan only to persons who are Eligible Participants as of the time of such grant. In the case of ISOs, only Eligible Participants who are employees or officers of the Company or one of its Subsidiaries shall be eligible to receive a grant of ISOs.

4. ADMINISTRATION

     (a) Administration by the Committee. Except where the Committee is comprised solely of Non-Employee Directors, with respect to persons subject to the short-swing profit liability provisions of Section 16 of the 1934 Act, the Board of Directors will administer this Plan. In all other cases, the Committee will administer this Plan, but may delegate such powers or duties to employees of the Company or its Subsidiaries, as it deems appropriate.

     (b) Authority and Discretion of Committee. The Committee will have full and final authority in its discretion, at any time subject only to the express terms, conditions and other provisions of the Company's articles of incorporation, bylaws and this Plan, and the specific limitations on such discretion set forth herein:

          (i) to select and approve the persons to whom Options will be granted under this Plan from among the Eligible Participants, including the number of Options and the amount of Option Stock available for purchase under such Options so granted to each person;

          (ii) to determine the period or periods of time during which Options may be exercised or become exercisable, the Option Price and the duration of such Options, the date on which Options are granted, and other matters to be determined by the Committee in connection with specific Option grants and Option Agreements as specified under this Plan;

          (iii) to select and approve the persons to whom Restricted Stock awards will be made under this Plan from among the Eligible Participants and the number of shares of Restricted Stock to be subject to each award;

          (iv) to determine the period or periods of time during which Restricted Stock awards may vest, the date on which Restricted Stock awards are granted, and other matters to be determined by the Committee in connection with specific Restricted Stock awards and Restricted Stock Agreements as specified under this Plan; and

          (v) to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan.

     (c) Designation of Options. Except as otherwise provided herein, the Committee will designate any Option granted hereunder either as an ISO or as an NSO. To the extent that the Fair Market Value of Stock, determined at the time the Option is granted, with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its Subsidiaries) exceeds $100,000, such Option will be treated as an NSO.

     (d) Option Agreements. Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Optionee and a duly-authorized officer of the Company. Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

5. SHARES RESERVED FOR OPTIONS AND RESTRICTED STOCK AWARDS. Subject to Sections 8 and 11 of this Plan, the aggregate number of shares of Option Stock that may be issued and outstanding pursuant to the exercise of Options under this Plan and Restricted Stock that may be subject to Restricted Stock Awards under this Plan (the "Stock Pool") will not exceed 300,000 shares. The maximum number of shares of Option Stock or Restricted Stock which may be subject to one or more awards to a single Eligible Participant shall not exceed 300,000 shares in the aggregate. Shares of Option Stock withheld as payment of the Option Price as described in subsection 6(e) by the Company may be added back into the Stock Pool and reissued. Shares of Option Stock that would have been issuable pursuant to Options or Restricted Stock awards, but that are no longer issuable because all or part of those Options have terminated or expired or all or part of those Options or Restricted Stock Awards have been forfeited, may also be added back into the Stock Pool to be available for issuance.

6. TERMS OF STOCK OPTION AGREEMENTS. Each Option granted pursuant to this Plan will be evidenced by an Option Agreement between the Company and the Eligible Participant, to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Without limiting the foregoing, the following terms and conditions will be considered a part of each Option Agreement (unless otherwise stated therein):

     (a) Covenants of Optionee. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee, officer or director of the Company or its Subsidiaries.

     (b) Option Vesting Periods. Except as otherwise provided herein, each Option Agreement will specify the period or periods of time within which each Option or portion thereof will first become exercisable (the "Option Vesting Period"). Such Option Vesting Periods will be determined by the Committee in its discretion and may be accelerated or shortened by the Committee, in its discretion.

     (c) Exercise of the Option.

          (i) Mechanics and Notice. Options may be exercised to the extent exercisable by giving written notice to the Company specifying the number of Options to be exercised, the date of the grant of the Option or Options to be exercised, the Option Price, the desired effective date of the exercise, the number of full shares of Option Stock to be retained by the Optionee after exercise, and the method of payment. Options shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations. Once written notice complying with the requirements of this subsection is received, the Committee or its designee shall promptly notify the Optionee of the amount of the Option Price and withholding taxes due, if either or both is applicable. Payment of any amounts owing shall be due immediately upon receipt of such notice.

          (ii) Withholding Taxes. As a condition to the issuance of shares of Option Stock, upon exercise of an Option granted under this Plan, the Optionee will pay to the Company in cash, through cashless exercise as described in subsection 6(e), or in such other form as the Committee may determine in its discretion, the amount of the Company's Tax Withholding Liability, if any, associated with such exercise. The Committee may prescribe a specific method of payment of such withholding, in its discretion. For purposes of this Plan, "Tax Withholding Liability" will mean all federal and state income taxes, social security tax, medicare tax and any other taxes applicable to the income arising from the transaction required by applicable law to be withheld by the Company.

     (d) Payment of Option Price. Each Option Agreement will specify the Option Price, with respect to the exercise of Option Stock granted thereunder, which may be stated in terms of a fixed dollar amount, a percentage of Fair Market Value at the time of the grant, or such other method as determined by the Committee, in its discretion. In no event will the Option Price for an ISO or NSO granted hereunder be less than the Fair Market Value (or, where an ISO Optionee is a 10% Stockholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO or NSO is granted. The Option Price will be payable to the Company in United States dollars in cash or by check or such other legal consideration as may be approved by the Committee, in its discretion.

     (e) Cashless Exercise. Optionee may pay all or a portion of the Option Price, and/or the Tax Withholding Liability set forth in subsection 6(c)(ii) above, if applicable, with respect to the exercise of an Option by (i) surrendering shares of Stock already owned by such Optionee; (ii) withholding of shares of Option Stock provided that, in the case of withholding shares of Option Stock to pay for the all or a portion of the Option Price, the Optionee attests to ownership of shares of Stock in a form acceptable to the Committee which shall include a statement that, at the time of exercise, the shares have been owned by the Optionee for a period of 6 months (or such other period that the Committee determines appropriate); or (iii) irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. To the extent Option Stock is withheld for tax withholding purposes, the applicable percentage of Tax Withholding Liability shall be the percentage equal to the employer's minimum statutory withholding rate (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the taxable income realized upon exercise of Options). To the extent that Option Stock is withheld pursuant to subparagraphs (i) or (ii) above, the Fair Market Value of surrendered Stock or withheld Option Stock must be equal to the corresponding portion of such Option Price and/or Tax Withholding Liability, as the case may be, to be paid for therewith. To the extent that shares of Option Stock are sold by a third party as payment of all or a portion of the Option Price of an ISO, the sale of such shares will be treated as a Disqualifying Disposition and be subject to Section 421(b) of the Code.

     (f) Notice of Disqualifying Disposition. In the event of a Disqualifying Disposition, the Optionee will promptly give written notice to the Company of such disposition, including information regarding the number of shares involved, the exercise price of the underlying Option through which the shares were acquired and the date of the Disqualifying Disposition.

     (g) Termination of the Option. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be determined by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant (the "Option Period"), provided that the Option Period will not exceed five years from the date of grant in the case of an ISO granted to a 10% Stockholder.

          (i) ISOs. To the extent not previously exercised, each ISO will terminate upon the expiration of the Option Period specified in the Option Agreement, provided, however, that, subject to the discretion of the Committee, each ISO will terminate, if earlier:
               (a) immediately after the date that the Optionee ceases to be an Eligible Participant for any reason other than death, Disability, or Retirement; (b) three years after the date that the Optionee ceases to be an Eligible Participant by reason of such person's death or Disability, provided, however, that the ISO will convert to an NSO if exercised more than twelve months after death or Disability; or (c) three years after the Optionee ceases to be an Eligible Participant by reason of such person's Retirement, provided, however, that the ISO will convert to an NSO if exercised more than three months after Retirement.

          (ii) NSOs. To the extent not previously exercised, each NSO will terminate upon the expiration of the Option Period specified in the Option Agreement, provided, however, that, subject to the discretion of the Committee, each NSO will terminate, if earlier:
               (a) immediately after the date that the Optionee ceases to be an Eligible Participant for any reason, other than death, Disability or Retirement, or (b) three years after the date the Optionee ceases to be an Eligible Participant by reason of such person's death, Disability or Retirement.

          (iii) Effect of Change in Control. Notwithstanding any other provision of this Plan, each Option will become fully exercisable upon the effective date of a Change in Control of the Company or a liquidation or dissolution of the Company.

     (h) Transferability of Options. ISOs will be subject to Transfer by the Optionee only by will or the laws of descent and distribution. NSOs will be subject to Transfer by the Optionee only by will or the laws of descent and distribution or, at the discretion of the Committee, by direct gift to or for the benefit of the Optionee's Immediate

Family (including, without limitation, to a trust for the benefit of the Optionee's Immediate Family or to a partnership or limited liability company for one or more members of the Optionee's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option. The term "Immediate Family" shall mean the Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee).

     (i) Compliance with Law. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state tax and securities laws. The right to exercise an Option will be further subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Option Stock, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Committee, in its discretion.

     (j) Stock Certificates. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this subsection 6(j) have been complied with.

     (k) Other Provisions. The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee, in its sole discretion.

7. RESTRICTED STOCK AWARDS. Unless the Committee determines such a Restricted Stock Agreement is not necessary, each Restricted Stock award will be evidenced by a Restricted Stock Agreement between the Company and the Eligible Participant to whom such Restricted Stock is to be issued, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Each Restricted Stock Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

     (a) Covenants of Restricted Stockholders. Nothing contained in this Plan, any Restricted Stock Agreement or in any other agreement executed in connection with the issuance of Restricted Stock under this Plan will confer upon any Restricted Stockholder any right with respect to the continuation of his or her status as an employee or officer of the Company or its Subsidiaries.

     (b) Restricted Stock Vesting Period. Except as otherwise provided herein, each Restricted Stock Agreement may specify the period or periods of time within which shares of Restricted Stock will no longer be subject to the restrictions imposed under this Plan or any Restricted Stock Agreement (the "Restricted Stock Vesting Period"), as set forth in this subsection 7(b). A Restricted Stock Agreement may also specify Designated Performance Criteria which must be satisfied within the Restricted Stock Vesting Period. Restricted Stock Vesting Periods shall be determined by the Committee, in its discretion, and may be accelerated or shortened by the Committee, in its discretion. Except as provided in a Restricted Stock Agreement, all shares of Restricted Stock shall become immediately and fully vested upon a Change in Control of the Company.

     (c) Restrictions on Transfers of Restricted Stock.

          (i) General Rule. Restricted Stock may be transferred only if required by law. All Transfers of Restricted Stock not meeting the conditions set forth in this subsection 7(c) are expressly prohibited.

          (ii) Effect of Prohibited Transfer. Any prohibited Transfer of Restricted Stock is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this subsection 7(c)(ii), or exercise any other legal or equitable remedy.

          (iii) Escrow. The Committee may, in its discretion, require that the Restricted Stockholder deliver the certificate(s) for the Restricted Stock with a stock power executed in blank to the Secretary of the Company or his or her designee to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan. The certificate(s) may be held in escrow so long as the shares of Restricted Stock are subject to any restrictions under this Plan or under a Restricted Stock Agreement. Each Restricted Stockholder acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Plan, that the appointment is coupled with an interest, and that it, accordingly, will be irrevocable. The escrow holder will not be liable to any party to a Restricted Stock Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

     (d) Compliance with Law. Notwithstanding any other provision of this Plan, Restricted Stock may be issued pursuant to this Plan only after there has been compliance with all applicable federal and state tax and securities laws.

     (e) Stock Certificates. Certificates representing the Restricted Stock issued pursuant to this Plan will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Restricted Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this subsection 7(e) have been complied with.

     (f) Withholding. As a condition to the issuance of shares of Restricted Stock, the Participant will pay to the Company in cash or in such other form as the Committee may determine, in its discretion, the amount of the Company's Tax Withholding Liability, if any, associated with the Participant becoming vested in such shares or in connection with the Participant's election to recognize income under Section 83(b) of the Code. The Committee, in its sole discretion, may permit Restricted Stockholder to pay all or a portion of the Company's Tax Withholding Liability with respect to shares of Restricted Stock in which the Participant has become vested by (i) surrendering shares of Stock already owned by such Restricted Stockholder; (ii) withholding shares of Restricted Stock; or
(iii) irrevocably authorizing a third party to sell shares of Restricted Stock (or a sufficient portion of the shares) in which the Restricted Stockholder has become vested and remit to the Company a sufficient portion of the sale proceeds to pay the Company's Tax Withholding Liability. To the extent Restricted Stock is withheld for tax withholding purposes, the applicable percentage of Tax Withholding Liability shall be the percentage equal to the employer's minimum statutory withholding rate (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the taxable income realized upon vesting in the Restricted Stock). To the extent that Restricted Stock is withheld pursuant to subparagraphs (i) or (ii) above, the Fair Market Value of surrendered Stock or withheld Restricted Stock must be equal to the corresponding portion of such Tax Withholding Liability, as the case may be, to be paid for therewith.

8. ADJUSTMENTS UPON CHANGES IN STOCK. In the event of any change in the outstanding Stock of the Company as a result of a merger, reorganization, stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made:

     (a) in the aggregate number of shares of Option Stock and Restricted Stock in the Stock Pool;

     (b) in the Option Price and the number of shares of Option Stock that may be purchased pursuant to an outstanding Option granted hereunder;

     (c) in the number of shares subject to a Restricted Stock Agreement; and

     (d) with respect to other rights and matters determined on a per share basis under this Plan or any associated Option Agreement or Restricted Stock Agreement.

     Any such adjustments will be made only by the Committee and, when so made, will be effective, conclusive and binding for all purposes with respect to this Plan and all Options and Restricted Stock awards then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into, or exchangeable for, shares of its Stock.

9. PROCEEDS FROM SALE OF OPTION STOCK. Cash proceeds from the sale of shares of Option Stock issued from time to time upon the exercise of Options granted pursuant to this Plan will be added to the general funds of the Company and, as such, will be used from time to time for general corporate purposes.

10. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS AND RESTRICTED STOCK. Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options or Restricted Stock awards granted under this Plan, but in no event may the Committee change the Option Price as stated in the Option Agreement, if expressed as a fixed dollar amount, or the manner in which the Option Price is to be calculated as stated in the Option Agreement, if expressed as a percentage of Fair Market Value at the time of the grant or otherwise. Notwithstanding the foregoing, no modification of any Option or Restricted Stock Award will, without the consent of the holder of the Option or Restricted Stock, alter or impair any rights or obligations under any Option or Restricted Stock award previously granted under this Plan.

11. AMENDMENT AND DISCONTINUANCE. The Committee may amend, and the Board may suspend or discontinue, this Plan at any time, provided that:

     (a) No such action may, without the approval of the stockholders of the Company, increase the maximum total number of shares of Option Stock or Restricted Stock that may be granted to an individual over the term of this Plan or materially increase (other than by reason of an adjustment pursuant to Section 8 hereof) the aggregate number of shares of Option Stock and Restricted Stock in the Stock Pool that may be granted pursuant to this Plan;

     (b) No action of the Committee will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Committee specifically declares such action to be made for that purpose;

     (c) No action of the Committee shall alter or impair any Option or Restricted Stock award previously granted under this Plan without the consent of such affected Optionee or Restricted Stockholder.

12. PLAN BINDING UPON SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Company, its Subsidiaries, and their respective successors and assigns, and Eligible Participants and their respective assigns, personal representatives, heirs, legatees and beneficiaries.

13. COMPLIANCE WITH RULE 16B-3. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to be exempt from short-swing profit liability. To the extent that any transaction made pursuant to the Plan may give rise to short-swing profit liability, the Committee may deem such transaction to be null and void, to the extent permitted by law and deemed advisable by the Committee.

14. NOTICES. Any notice to be given to the Company under the terms of an Option Agreement or Restricted Stock Agreement will be addressed to Princeton National Bancorp, Inc., 606 S. Main Street, Princeton, Illinois 61356, Attention:
President, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee or Restricted Stockholder will be addressed to the Optionee or Restricted Stockholder at the address provided to the Company by the Optionee or the Restricted Stockholder. Any such notice will be deemed to be given when deposited in the United States mail at a post office or branch post office regularly maintained by the United States Postal Service, with postage fully prepaid, enclosed in a properly sealed envelope, and addressed as required under this Section 14.

15. GOVERNING LAW. This Plan will be governed by, and construed in accordance with, the laws of the State of Illinois.

16. COPIES OF PLAN. A copy of this Plan will be delivered to each Optionee and Restricted Stockholder at or before the time he or she executes an Option Agreement or a Restricted Stock Agreement.

                    (PRINCETON NATIONAL BANCORP, INC. LOGO)

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 2007

                  - PLEASE VOTE, SIGN, AND RETURN IMMEDIATELY -

     The undersigned hereby appoints Messrs. Lawrence DeVore, Roger Swan and John Isaacson, or any of them, as the attorneys and proxies of the undersigned, with full power of substitution, to represent and vote all shares of common stock of Princeton National Bancorp, Inc. (the "Company"), standing in the name of the undersigned at the close of business on February 26, 2007, at the Annual Meeting of Stockholders of the Company to be held at The Galleria Convention Center, 1659 North Main Street, Princeton, Illinois, at 10:00 a.m., on Tuesday, April 24, 2007 or at any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present, on all matters coming before said meeting, as follows:

(1)  Election of directors

     [ ]  I/We vote FOR all nominees       [ ]  I/We WITHHOLD AUTHORITY to vote
          listed below (other than any          for all nominees listed below.
          nominee whose name has been
          lined out).

                           CLASS III DIRECTORS (2010)
                                  Daryl Becker
                                Sharon L. Covert
                                   Mark Janko
                                   Willard Lee
                                Stephen W. Samet

     YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE ABOVE-NAMED NOMINEES BY LINING OUT THAT NOMINEE'S NAME.

(2) The proposal for the adoption of the Princeton National Bancorp, Inc. 2007 Stock Option Plan

                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

(3) In their discretion, upon such other matters as may properly come before the Annual Meeting.

     This proxy when properly executed will be voted in the manner directed herein. If no instructions are indicated, this proxy will be voted "FOR" the election of all nominees named in the Proxy Statement and "FOR" the approval of the proposals described in the Proxy Statement.

     Please vote, date and sign this proxy and return it in the enclosed envelope. When signing as an executor, administrator, trustee, guardian, custodian, corporate officer or in any capacity other than individually, give your full title as such. If stock is held jointly, each joint owner should sign this proxy.

                                        ----------------------------------------
                                        (Date)


                                        ----------------------------------------
                                        (Shareholder's Signature)

                                        ----------------------------------------
                                        (CAPACITY, IF OTHER THAN INDIVIDUALLY)


                                        ----------------------------------------
                                        (Shareholder's Signature)

                                        ----------------------------------------
                                        (CAPACITY, IF OTHER THAN INDIVIDUALLY)

The signer hereby revokes all proxies, if any, previously given by the signer to vote at the meeting or any adjournment of the meeting.